AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement") is made as of April 15, 1998 (the "Effective Date"), by and among:

         Centigram Communications Corporation, a corporation organized under the laws of Delaware, U.S.A. with its principal offices at San Jose, California ("Seller"), on behalf of itself and as attorney-in-fact for all its majority controlled subsidiaries;

         Mitel, Inc., a corporation incorporated under the laws of Delaware, U.S.A. with its principal offices at Herndon, Fairfax County, Virginia ("Mitel, Inc."), with respect to the acquisition of certain Purchased Assets and the assumption of certain Assumed Obligations;

         Mitel Corporation, a corporation organized under the laws of Canada with its principal offices at Kanata, Ontario ("Mitel Corp."), with respect to the acquisition of certain Purchased Assets and the assumption of certain Assumed Obligations;

         Mitel  Corp.  and  Mitel,   Inc.  are  sometimes   referred  to  herein
collectively as "Buyer."

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, certain assets associated with the CPE Business (as defined below), all upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Buyer desires to enter into irrevocable licenses to use certain intellectual property rights of Seller in connection with the design, development, manufacture, license and sale of Products (as defined below) and in connection with the commercial exploitation of technology, either directly and/or indirectly, associated with the CPE Business;

         WHEREAS, Buyer desires to assume certain liabilities associated with the CPE Business upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, in connection with the sale of assets and licenses described above, Seller will permit Buyer to interview and Buyer will make offers of employment to certain employees of Seller who work in the CPE Business pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the facts stated in the above recitals and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. CERTAIN DEFINITIONS.

         The following terms shall have the following meanings:

         1.1 "Accounts Receivable" shall mean the bona fide claims of Seller against debtors for sales, services and other charges that have been outstanding for less than sixty-one (61) days, excluding all such claims against VoicePlus, Inc. or Government Telecommunications, Inc. and, at the discretion of Buyer, all credits or offsets to such claims.

         1.2 "Acquired Technology" means the technology and other assets related to the product known as Caleveras described in Schedule 1.2 as such product is developed up to the Closing Date, including without limitation all of the following pertaining thereto: source code, object code (including manufacturing-ready masters), software, firmware, hardware, flow charts, specifications, program descriptions, program listings, layouts, schematics, blueprints, engineering and design drawings, technical support and quality assurance information, diagrams and other documentation depicting or specifying the designs and components of such technology and other assets existing as of the Closing Date, and all tools, compilers, programs, test routines, databases developed by or for Seller and used by Seller in connection with the development, maintenance, diagnosis, support or enhancement of such technology existing as of the Closing Date. Notwithstanding anything herein to the contrary, Acquired Technology does not include the technology and other assets listed as "Excluded Technology" on Schedule 1.2.

         1.3 "Business Assets" means the Purchased Assets and the Licensed Assets (as each such term is defined below).

         1.4 "Business Materials" means all business, accounting and financial records and analysis, logs, books, records, files, supplier lists and files, product component lists, sales literature and sales aids, pictures, negatives, camera ready proofs, product catalogs, product sheets and product documentation, product displays, advertising materials and manuals (to the extent available, in hard copy, electronic format and film), computer and electronic data processing software programs, materials and correspondence relating to the Business Assets, all copies of all sales and customer records relating to the Business Assets and the Seller's personnel tax withholding and payroll records for all New Hires. Notwithstanding anything herein to the contrary, Business Materials does not include the assets listed as "Excluded Business Materials" on Schedule 1.4.

         1.5 "Contracts" means: (i) contracts, agreements, leases, licenses and open purchase orders placed with Seller relating to the CPE Business, warranties extended and representations made to Seller by third parties, and rights, remedies, setoffs, allowances, rebates, discounts and credits granted to Seller by third parties relating to the CPE Business, together with claims, causes of action and rights of Seller now existing or hereafter arising out of such contracts or the performance thereof, warranties and representations made to Seller by third parties under such

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

contracts, and rights, remedies, setoffs, allowances, rebates, discounts and credits granted to Seller by third parties in relation to such contracts; and
(ii) rights granted to Seller to use or to allow Seller's customers to use any Intellectual Property Rights of a third party in the Business Assets or to modify or incorporate such Intellectual Property Rights into the Business Assets, including the end-user licenses and associated rights related to "off-the-shelf" commercial software products, whether shrink wrap or not, used in connection with the CPE Business.

         1.6 "CPE Business" means Seller's business of designing, developing, manufacturing, testing, marketing, selling, leasing, licensing, distributing, modifying, installing, servicing, supporting, maintaining, repairing or commercially exploiting customer premises voice-mail and unified messaging products systems that are not intended solely to interoperate with a central office and are either stand-alone and/or interoperable with customer premises equipment (e.g., key systems, hybrid systems, private automatic branch exchanges and/or telephone enabled services) and/or used in computer telephony integration applications resident in customers' or potential customers' premises. Notwithstanding anything herein to the contrary, "CPE Business" shall not include any business related to any voice-mail, unified messaging product, or other enhanced service product that is used by direct or indirect customers or potential customers of Seller to resell shared services to other end users.

         1.7 "Customer List Assets" means all of Seller's customer data bases, customer lists, customer registration cards (whether current or prior) and customer account histories for customers or prospective customers of the CPE Business, and all other marketing, promotional and sales data and materials, whether stored in written form, magnetic or electronic media or in any other form, that pertain to the CPE Business (including but not limited to documents related to Seller's "Partners Program" that pertain to the CPE Business).

         1.8 "Derivative Work" means any translation, adaptation, modification, extension, upgrade, improvement, compilation, abridgment or other form in which a work may be recast, transformed or adapted where such Derivative Work would infringe any Intellectual Property Rights in such work.

         1.9 "Equipment" shall mean those assets listed on Schedule 1.9.

         1.10 "Encumbrances" shall mean any mortgages, pledges, liens, rights of possession, security interests, and other encumbrances known to Seller.

         1.11 "Intellectual Property Rights" means all intangible, intellectual, proprietary and industrial property rights worldwide including but not limited to: (A) all trademarks, trade names, service marks and names, logos and slogans, together with the goodwill related thereto, including all registrations and applications therefor; (B) all copyrights (including audiovisual copyrights), moral rights, mask works and design rights and any registrations or applications therefor; (C) all inventions, discoveries, technology and know-how; (D) trade secrets and vendor lists; (E) patents, patent applications, invention disclosures and patent rights, including any and all reissues, divisions, continuations, continuations-in-part, extensions, filing priorities and reexaminations; (F) all rights to sue for any past, present, or future infringement of any of the

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


foregoing rights and the right to all income, royalties, damages, and payments now or hereafter payable with respect to any of the foregoing rights; (G) all confidential and proprietary information related to any of (A) to (F) above; and
(H) all rights to secure renewals, reissuances and extensions of (A) to (F) above.

         1.12 "Inventory" shall mean products and component pieces owned by Seller as of the Closing as identified on Schedule 1.12 hereto.

         1.13 "Licensed Assets" means the Licensed Technology, the Licensed Business Materials and the Licensed Customer List Assets (as those terms are defined below and in Section 2.6 hereof).

         1.14 "Licensed Technology" means the assets and technology related to the Products and software programs further described on Schedule 1.14 existing as of the Closing Date including software, operating systems, applications, and programs in both source code and object code form (including manufacturing-ready masters), firmware, hardware, development up to the Closing Date, flow charts, specifications, program descriptions, program listings, layouts, schematics, blueprints, engineering and design drawings, technical support and quality assurance information, diagrams and other documentation depicting or specifying the designs and components of all such technology, libraries, reports, drafts, models, prototypes, test and other data and programs, and all documentation and information included in the development, design and manufacturing of the Products existing as of the Closing Date, including works in progress and future releases and related documentation existing as of the Closing Date, and all tools, compilers, programs, test routines, databases developed by or for Seller and used by Seller in connection with the development, maintenance, diagnosis, support or enhancement of the Products existing as of the Closing Date, and including all of Seller's trademarks, trade names, service marks and names, logos and slogans which are associated with the Products and the CPE Business and which do not include the "Marks," as that term is defined in Section 2.6(g) hereof. Licensed Technology does not include the technology listed as "Excluded Licensed Technology" on Schedule 1.14. Notwithstanding anything to the contrary herein, Marks shall not be included in Licensed Technology.

         1.15  "Permitted  Encumbrances"  means  those  Encumbrances  listed  in
Schedule 1.15.

         1.16 "Products" means the Products of Seller on Schedule 1.16, and the version 5.04c, 6.0d and 6.1b products to be delivered pursuant to Section 9.10 hereof.

         1.17 "$" or "Dollars" shall mean U.S. dollars.

2. ACQUISITION OF ASSETS.

         2.1 Agreement to Sell and Purchase Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement,

                   (i) Seller agrees to sell, assign, transfer and convey to Mitel, Inc. at the Closing, and Mitel, Inc. agrees to purchase and acquire from Seller at the Closing, all of Seller's right, title and interest in and to all of the US Purchased Assets (as defined in Section 2.2); and

                  (ii) Seller agrees to sell, assign, transfer and convey to Mitel Corp. at the Closing, and Mitel Corp. agrees to purchase and acquire from Seller at the Closing, all of Seller's right, title and interest in and to all of the Canada Purchased Assets (as defined in Section 2.3).

                 (iii) Subject to the last sentence of Section 16.7 hereof, Buyer reserves the right to designate one or more wholly-owned subsidiaries to purchase and acquire from Seller at Closing any portion, or all, of the US Purchased Assets or the Canada Purchased Assets.

         The US Purchased Assets and the Canada Purchased Assets are sometimes referred to herein collectively as the "Purchased Assets."

         2.2 US Purchased Assets. For purposes of this Agreement, "US Purchased Assets" means all Customer List Assets pertaining solely to the CPE Business (and not to any other business of Seller) listed on Schedule 2.2, the Contracts listed in Schedule 2.2 (the "US Acquired Contracts"), the Business Materials pertaining solely to the CPE Business (and not to any other business of Seller) listed in Schedule 2.2, the Inventory listed in Schedule 2.2, the Accounts Receivable listed in Schedule 2.2 and the Equipment listed in Schedule 2.2.

         2.3 Canada Purchased Assets. For purposes of this Agreement, "Canada Purchased Assets" means all Acquired Technology, including all Intellectual Property rights therein, the Customer List Assets pertaining solely to the CPE Business (and not to any other business of Seller) listed in Schedule 2.3, the Contracts listed in Schedule 2.3 (the "Canada Acquired Contracts"), the Business Materials pertaining solely to the CPE Business (and not to any other business of Seller) listed in Schedule 2.3, the Inventory listed in Schedule 2.3, the Accounts Receivable listed in Schedule 2.3 and the Equipment listed in Schedule 2.3.

         2.4 Purchased Assets Transfer; Passage of Title; Delivery.

                  (a) Title Passage and Delivery. Upon the Closing, title to the US Purchased Assets shall pass to Mitel, Inc. and such US Purchased Assets shall be delivered to Mitel, Inc. as reasonably directed by Mitel, Inc. at Mitel, Inc.'s expense; and title to the Canada Purchased Assets shall pass to Mitel Corp. and such Canada Purchased Assets shall be delivered to Mitel Corp. as reasonably directed by Mitel Corp. at Mitel Corp.'s expense. Subject to the foregoing, all software and intangible deliverables included in the Business Assets and all other Business Assets that can be delivered electronically, shall be delivered to Buyer electronically to Buyer's facilities identified to Seller by Buyer.

                  (b) Instruments of Conveyance. The execution of this Agreement shall operate as an effective conveyance, assignment and transfer of the Purchased Assets at the Closing as contemplated herein. However, in order to effectuate more fully and completely the assignment, transfer and conveyance of the Purchased Assets pursuant to the terms and conditions hereof, Seller shall at the Closing deliver or cause to be delivered to Buyer such bills of sale, assignments and instruments of conveyance as reasonably requested by Mitel, Inc. or Mitel Corp., as the case may be, sufficient to convey to each of them good and marketable title to the U.S. Purchased Assets and the Canada Purchased Assets required to be delivered pursuant to Section 2.1, respectively.

         2.5 Assignment of Third Party Agreements.

                  (a) Consents Required as Condition to Closing. Upon the Closing, Seller shall assign Seller's rights or sublicense sufficient rights to Mitel, Inc., or Mitel Corp., as the case may be, under the US Acquired Contracts and the Canada Acquired Contracts (collectively, the "Acquired Contracts"), and other third party agreements listed in Schedule 2.5 identified as "Third Party Agreements"(collectively, the "Third Party Agreements") or shall make such other arrangements as are provided in Schedule 2.5. Before the Closing, unless waived by Mitel, Inc., or Mitel Corp., as the case may be, in writing, Seller shall obtain the consent of each third party whose consent is required as a condition to Closing as designated under the heading "Required Consents" in Schedule 2.5 (collectively, the "Required Consents").

                  (b) Reasonable Efforts to Obtain Other Consents; Cooperation. Seller shall use its commercially reasonable efforts until eighteen (18) months following the Closing to obtain the consent of all third parties whose consent is required in connection with the assignment or sublicense to Buyer of the Third Party Agreements but is not a Required Consent. Buyer shall reimburse Seller for all costs and expenses incurred in connection with this Section 2.5, over and above Twenty-Five Thousand Dollars ($25,000). Seller hereby consents to Buyer, during the period prior to Closing, contacting the other party to each Third Party Agreement to seek consent to the assignment or sublicense of such agreement or to negotiate a new agreement directly between such third party and Mitel, Inc. or Mitel Corp., as the case may be.

                  (c) No Deemed Assignment. Nothing in this Agreement shall be construed as an assignment, sublicense, transfer or conveyance of, or an attempt to assign, sublicense, transfer or convey, any Third Party Agreement or any rights thereunder if:

                            (i) such Third Party  Agreement  is not  assignable,
sublicensable, transferable or conveyable without the consent of a third party (if such consent has not been obtained) or such assignment, sublicense, transfer or conveyance or attempted assignment, sublicense, transfer or conveyance would constitute a breach of such Third Party Agreement (the "Non-Transferable Third Party Agreements"); or

                           (ii) the remedies for the  enforcement  of such Third
Party Agreement available to Seller would not pass to Mitel, Inc. or Mitel Corp. as the case may be (also, the "Non-Transferable Third Party Agreements").

Seller, to the extent permitted by applicable laws, shall be deemed to have promised to assign, sublicense, transfer or convey all Non-Transferable Third Party Agreements to Mitel, Inc. or Mitel Corp., as the case may be, as of the Closing Date and shall be deemed to have completed the assignment, sublicense, transfer and conveyance of each Non-Transferable Third Party

Agreement, as the case may be, to the extent required by this Agreement immediately upon such Non-Transferable Third Party Agreement ceasing to be a Non-Transferable Third Party Agreement. In order, however, that the full value of any Non-Transferable Third Party Agreement may be realized for the benefit of Buyer, Buyer may, at its option and at its own expense as agent for and in the name of Seller, or as otherwise agreed by the parties, acting reasonably, take all such actions and do or cause to be done all such things which are necessary or advisable in order that the rights and obligations of Seller in connection with such Non-Transferable Third Party Agreements may be performed in such manner that the value of the Non-Transferable Third Party Agreements shall be preserved and shall inure to the exclusive benefit of Buyer, and that any collection of monies due and payable under the Non-Transferable Third Party Agreements shall be received by Buyer from and after the Closing Date. Seller shall promptly pay over to Buyer any monies collected by or paid to or for Seller in respect of any Non-Transferable Third Party Agreement. Nothing in this Agreement shall be construed as the assignment, sublicense, transfer, conveyance, novation or delivery of any Non-Transferable Third Party Agreement until such time as delivery is actually consummated, whether by execution of an assignment or sublicense in relation thereto or by manifest and clear expression of delivery.

         2.6 Agreement to License.

                  (a) Licensed Technology. The parties acknowledge that certain assets related to the CPE Business also are essential to other business conducted by Seller. Accordingly, effective as of the Closing Date, and except as set forth in Section 8.5 below, Seller hereby grants to: (i) Mitel, Inc. an exclusive (except as set forth in Sections 2.6(b) and (c) below), perpetual, irrevocable, non-terminable, non-rescindable, freely assignable (subject to the conditions set forth in Section 2.6(d)) license for the territory of the United States to (A) use, make, have made, copy, publish, publicly display and perform, transmit, modify, improve, prepare Derivative Works based on, market, distribute, lease and sell the Licensed Technology, and (B) sublicense to third parties any or all of the foregoing rights; and (ii) Mitel Corp. an exclusive (except as set forth in Sections 2.6 (b) and (c) below), perpetual, irrevocable, non-terminable, non-refundable, freely assignable (subject to the conditions set forth in Section 2.6(d)) license for the territory of any country throughout the world excluding the United States, to (A) use, make, have made, copy, publish, publicly display and perform, transmit, modify, improve, prepare Derivative Works based on, market, distribute, lease and sell the Licensed Technology, and
(B) sublicense to third parties any or all of the foregoing rights. Buyer shall fully comply with all reasonable written trademark guidelines provided by Seller with respect to any trademarks licensed to Buyer under Section 2.6(a).

                  (b) Restriction. For a period of three (3) years after the Closing Date, the license rights granted to Buyer by Seller in Section 2.6(a) above shall be restricted for use in the CPE Business. After this three (3) year period, this restriction shall no longer apply and Buyer shall have no field of use restrictions whatsoever with respect to its exercise of the rights granted to it in Section 2.6(a).

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

                  (c) Exclusive License. For a period of three (3) years after the Closing Date, the license rights granted to Buyer by Seller in Section 2.6(a) above shall be exclusive to Buyer for use in the CPE Business. Thereafter, Buyer shall be the sole licensee of the rights granted in Section 2.6(a) for use in the CPE Business and a non-exclusive licensee of the rights granted in Section 2.6(a) for any and all other purposes whatsoever and Seller shall have the right to exercise the rights set forth in Section 2.6(a) for use in the CPE Business, provided that Seller shall only license or distribute the Licensed Technology for use in the CPE Business as Seller branded products and shall only grant third parties rights to license or distribute the Licensed Technology in the CPE Business as Seller branded products.

                  (d) Assignment Restrictions. Buyer may assign any or all of the rights set forth in Section 2.6(a) only: (i) to a third party that has agreed in writing to be bound by the terms and conditions of this Agreement, including without limitation the confidentiality obligations herein, and (ii) if Buyer remains liable under this Agreement. Seller may assign or transfer any or all of its rights in the Licensed Assets only: (I) to a third party that has agreed in writing to be bound by the terms and conditions of this Agreement, including without limitation the confidentiality obligations herein, and (II) if Seller remains liable under this Agreement.

                  (e) Licensed Business Materials and Licensed Customer List Assets. Effective as of the Closing Date, Seller hereby grants to: (i) Mitel Corp. a non-exclusive, perpetual, irrevocable, non-terminable, non-rescindable, freely assignable (subject to the conditions set forth in Section 2.6(d)) nonexclusive license for any country throughout the world excluding the United States to (A) use, copy and modify the Business Materials relating to the CPE Business but not pertaining solely to the CPE Business (the "Licensed Business Materials") and the Customer List Assets relating to the CPE Business but not pertaining solely to the CPE Business ("Licensed Customer List Assets"), and (B) sublicense all of the foregoing rights to subsidiaries of Mitel Corp. for the business purposes of Mitel Corp. and its subsidiaries relating to the exploitation of the Business Assets; and (ii) Mitel, Inc. a non-exclusive, perpetual, irrevocable, non-terminable, non-rescindable, freely assignable (subject to the conditions set forth in Section 2.6(d)) nonexclusive license for the United States to (A) use, copy and modify the Licensed Business Materials and Licensed Customer List Assets for the business purposes of Mitel, Inc. relating to the exploitation of the Business Assets, and (B) sublicense all of the foregoing rights to subsidiaries of Mitel, Inc. for the internal business purposes of Mitel, Inc. and its subsidiaries relating to the exploitation of the Business Assets.

                  (f) Third Party Infringement.

                           (i)  Notification.  Subject to the provisions of this
Section 2.6(f), in the event that Seller or Buyer reasonably believes that any Intellectual Property Rights in the Licensed Assets is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement, Seller or Buyer (as the case may be) shall promptly notify the other party hereto.

                           (ii)  Action by Primary  Party.  Buyer shall have the
primary right (but not the obligation) to institute, prosecute, and control any action or proceeding with respect to

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

such infringement of such Intellectual Property Rights in the Licensed Assets and to enforce such Intellectual Property Rights, or defend any declaratory judgment action with respect thereto (for purposes of this Section 2.6(f), an "Enforcement Action"), if the primary economic benefit of such action or proceeding falls upon the CPE Business; otherwise Seller shall have the primary right (but not the obligation) to institute, prosecute, and control any Enforcement Action.

                           (iii) Action by Secondary Party . If the party having
such primary right shall fail to bring such action or proceeding within a period of six (6) months after receiving written notice from the other party or otherwise having knowledge of such infringement, the other party shall have the right to bring and control any such action.

                           (iv) Joining Parties and Assistance.  If either party
brings any such action or proceeding as set forth in this Section 2.6 (f) (the "Initiating Party"), the parties agree that the other party (the "Non-Initiating Party") will, if necessary or if the Non-Initiating Party chooses, be joined as a party plaintiff, and, whether joined as a party or not, the Non-Initiating Party shall give the Initiating Party reasonable assistance and authority to file and to prosecute such suit. Each party hereby appoints the officers of the other party as each party's attorney-in-fact for this limited purpose.

                           (v) Necessary  Participation by Non-Initiating Party.
If the Non-Initiating Party chooses not to participate any more than as required to fulfill its obligations under Section 2.6(f)(iv) above, the Initiating Party shall retain one hundred percent (100%) of any damages the Initiating Party recovers for any such proceedings including any settlement, provided however that (A) the Initiating Party shall first reimburse the Non-Initiating Party for the Non-Initiating Party's reasonable costs to participate in such action as required under Section 2.6(f) above out of any recovery which exceeds the Initiating Party's reasonable costs for such action.

                           (vi) Elective  Participation by Non-Initiating Party.
The Non-Initiating Party may instead elect to be liable to the Initiating Party for a percentage of the Initiating Party's costs and expenses (including attorneys' and professional fees) of such Enforcement Action and be liable for a percentage of any award for attorneys' fees against the Initiating Party. The percentage liability of the Non-Initiating Party shall be either: (A) a percentage to be agreed upon by the parties in good faith based on the proportion of harm to each party of the infringement or (B) if the parties cannot so agree, fifty percent (50%). In such case, any recovery received as a result of such Enforcement Action would be used first to reimburse both parties in direct proportion to their contribution as set forth above for costs and expenses (including attorneys' and professional fees) incurred in connection with such Enforcement Action, and the remainder of the recovery would be shared between the parties in the proportion determined above.

                           (vii) Settlement.  If and only if the  Non-Initiating
Party elects to participate as set forth in Section 2.6(f)(vi) above, any settlement or consent judgment or other voluntary final disposition of a suit under this Section 2.6(f) may be entered into only with the joint consent of the Initiating Party and the Non-Initiating Party (which consent shall not be unreasonably withheld). Otherwise, the Initiating Party may enter into a settlement, consent judgment or other voluntary final disposition without the consent of the other party.

                  (g) Patent Prosecution and Maintenance. Seller shall notify Buyer of any decisions relating to the prosecution of any patents and patent applications included in the Licensed Technology, including any decision to abandon or withdraw same from U.S. or foreign prosecution. If Seller elects not to seek to prosecute any such patent or patent applications in any country or to seek protection only in certain countries, Buyer shall have the right to seek such protection, at its expense, on said patent and patent application in any and all nonelected countries; provided that Buyer shall have no right to seek protection with respect to any invention which Seller elects to maintain as a trade secret. Title to all applications filed on any invention included in the Licensed Technology and all patents issuing thereon will vest in Seller subject to a license to Buyer under said applications and patents under the terms of
Section 2.6. Seller will promptly provide Buyer with a copy of each application so filed and, upon request, copies of all official papers relating thereto.

                  (h) Ownership. Buyer shall own all right, title and interest in and to any Derivative Work of the Licensed Assets which is made by or for Buyer.

                  (i) Trademark License. Effective as of the Closing and for a period of six (6) months thereafter, Buyer may use all of Seller's trademarks, trade names, service marks and names, logos and slogans listed on Schedule 2.6
(i) ("Marks"). Buyer acknowledges that all use of the Seller's Marks will inure to the benefit of Seller. Seller reserves the right to modify Marks or substitute alternative marks for any or all of the Marks, if any such Mark is subject to any claim by a third party, upon thirty (30) days prior written notice. During the six (6) month period and for a reasonable amount of time thereafter, Buyer shall cooperate upon Seller's request and at Seller's expense, to provide full information and reasonable assistance to Seller in registering and maintaining the Marks, including without limitation providing evidence of use of the Marks as reasonably required to renew registrations or defend actions for cancellations. Except as set forth in this Section 2.6(i), nothing contained in this Agreement shall grant to Buyer any right, title or interest in or to Marks whether or not specifically recognized or perfected under applicable laws, and Buyer irrevocably assigns to Seller all such right, title and interest, if any, in any Marks. At no time shall Buyer challenge or assist others to challenge the Marks or the registration thereof or attempt to register any trademarks, trade names, service marks and names, logos or slogans confusingly similar to the Marks. All representations of Marks that Buyer intends to use that are not substantially similar to representations of Marks used by Seller shall first be submitted to Seller for approval (not to be unreasonably withheld) of design, color, and other details. In addition, Buyer shall fully comply with all reasonable written trademark guidelines provided by Seller.

                  (j) Reservation of Rights. Except as set forth in this Section
2.6 and in Section 9.7 below, Seller shall retain all right, title, and interest in and to the Licensed Assets.

                  (k) No Implied License. Nothing herein shall be construed as granted by implication, estoppel, or otherwise, any license or other right to any intellectual property right of

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

Seller other than the Licensed Assets or to grant Buyer any right or license other than those expressly granted in this Section 2.6.

         2.7 Updates. Following the Closing Date, the parties may cooperate in sharing bug fixes to the Licensed Technology and may provide each other with minor modifications and bug fixes to the Licensed Technology ("Updates"). Any Updates provided by Buyer to Seller or Seller to Buyer are hereby licensed to the other under a nonexclusive, irrevocable, non-terminable, non-rescindable, worldwide, freely assignable (subject to the conditions set forth in Section 2.6(d) above) license to use, make, have made, copy, publish, publicly display and perform, transmit, modify, improve, prepare Derivative Works based on, market, distribute, lease and sell the Updates. The Updates shall be provided by either party to the other "AS IS" without any warranty of any kind.

3. PURCHASE PRICE.

         3.1 Consideration for Purchase of Purchased Assets. In consideration of the sale, transfer, conveyance and assignment of the Purchased Assets to Buyer and the license of the Licensed Assets to Buyer, pursuant to the terms set forth herein, Buyer shall, on the Closing Date, pay to Seller via check or wire transfer the sum of (i) Twenty-Two Million Dollars ($22,000,000) plus (ii) ninety-five percent (95%) of the value of the Accounts Receivable as set forth on the certificate delivered from Seller to Buyer pursuant to Section 12.4(b) hereto plus (iii) the value of the Inventory as set forth on the certificate delivered from Seller to Buyer pursuant to Section 12.4(b) hereto (the "Closing Cash Payment"). The aggregate value of the Accounts Receivable indicated in such certificate and the aggregate amount paid at Closing for the Accounts Receivable shall be referred to herein as the "A/R 95% Value." The Closing Cash Payment shall be made free and clear of and without reduction for any Canadian taxes.

         3.2 Allocation of Purchase Price. Prior to the Closing, Seller and Buyer shall agree upon an allocation of the purchase price among the Business Assets and such agreement shall be reduced to a writing executed by Buyer and Seller that shall be delivered by Buyer and Seller to each other at the Closing (the "Purchase Price Allocation Agreement"). Any subsequent adjustments to the allocable Purchase Price shall be reflected in the Purchase Price Allocation Agreement in a manner consistent with Treasury Regulation ss.1.1060-lT(f). The Purchase Price Allocation Agreement will reflect that substantially all of the portion of the purchase price in excess of the agreed fair market value of tangible properties, Accounts Receivable, and Inventory included in the Business Assets is allocable to the Acquired Technology and Licensed Assets included in the Business Assets and that there is no goodwill or other similar value included in the Business Assets. Each party agrees not to take any position that is adverse to or inconsistent with the Purchase Price Allocation Agreement in any tax return or other similar filing made by such party with any governmental taxing authority, including the United States Internal Revenue Service unless otherwise required by an applicable taxing authority. Nothing herein contained shall impose on either party the duty or obligation to contest any action which any taxing authority may take or any adjustment or change in such allocation which any taxing authority may make or propose. Seller and Buyer shall each be responsible for the preparation of their own Section 1060 statements and forms in accordance with applicable tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party.

4. OBLIGATIONS ASSUMED.

         4.1 Assumption of Assumed Obligations. Except as set forth herein, upon consummation of, and effective as of, the Closing Date, Buyer will assume and become responsible for all liabilities and obligations of the CPE Business (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, (a) all liabilities of the Seller under the agreements, contracts, leases, licenses and other arrangements related to the CPE Business (whether or not Assumed Contracts or Required Consents), (b) all liabilities arising as a result of any injury to individuals or property as a result of the ownership, possession or use of any product related to the CPE Business (including injury arising as a result of the incapability of any such product to fully perform at dates after the year 2000),
(c) all liabilities arising as result of any infringement of, violation upon, misappropriation of or conflict with any Intellectual Property Right of any third party by any Business Asset, (d) all liabilities arising as a result of any failure of Seller to comply with any applicable law or regulation (including, but not limited to environmental and tax laws) relating to the CPE Business and (e) all liabilities arising as a result of any claim, action, suit, arbitration, mediation or investigation related to the CPE Business. The liabilities, debts and obligations assumed by Buyer hereunder are collectively referred to herein as the "Assumed Obligations." Notwithstanding anything herein to the contrary, Assumed Obligations shall not include any Non-Assumed Liabilities (as defined in Section 4.4 below).

         4.2 Assumption by Subsidiaries of Buyer. Subject to the last sentence of Section 16.7 hereof, the Assumed Obligations shall be assumed by Mitel Corp. and Mitel Inc. as set forth in Schedule 4.2. Subject to the last sentence of
Section  16.7  hereof,  Buyer  reserves  the  right  to  designate  one or  more wholly-owned subsidiaries to assume a portion, or all, of the Assumed Obligations upon the consummation of, and effective as of, the Closing Date.

         4.3 Further Instruments. The execution of this Agreement shall operate as an effective assumption of the liabilities assumed by Buyer hereunder. However, in order to effectuate more fully and completely the assumption of such liabilities pursuant the terms and conditions hereof, Buyer shall at the Closing deliver or cause to be delivered to Seller such assumptions and other instruments as reasonably requested by Seller sufficient to document the assumption of liabilities contemplated hereby.

         4.4 Liabilities and Obligations Not Assumed. All liabilities, debts and obligations of Seller not assumed by Buyer hereunder are hereinafter referred to as the "Non-Assumed Liabilities." Non-Assumed Liabilities shall be comprised of only the following: (a) any liabilities, debts or obligations not related to the CPE Business, (b) any liabilities, debts or obligations of Seller solely to the extent that they arise from Seller's general and administrative overhead or corporate governance functions, (c) any liabilities, debts or obligations arising from Seller's employment or termination of any person other than an Employee, including but not limited to liabilities, debts or obligations for such persons related to any employee benefit plans of Seller whether or not under the Employee Retirement Income Security Act of 1974, as amended, or related to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or the Federal Worker Adjustment and Retraining Act, (e) any liabilities, debts or obligations of Seller arising from breaches of fiduciary duties of Seller owed to stockholders of Seller or from violations by Seller of rules or regulations promulgated under the Securities Exchange Act of 1934, as amended, as determined by final non-appealable judgment of a court of competent jurisdiction, (f) all of Seller's accounts payable accrued on Seller's accounting books and records as of the Closing, (g) either (i) penalties assessed by governmental entities arising from a specific finding or findings of willful or intentional wrongdoing, and/or
(ii) punitive, treble and/or exemplary damages payable by Seller arising from any final, non-appealable judgments of a court of competent jurisdiction holding Seller has committed an intentional tort or fraud or willful infringement or willful misappropriation (other than (A) such damages or penalties related to claims for infringement or misappropriation described in the fifth paragraph of
Section 7.8 of the Seller Schedule of Exceptions or Schedule 4.4 hereto that relate to Acquired Technology, (B) such damages or penalties related to claims described in the first paragraph of Section 7.8 of the Seller Schedule of Exceptions whether or not related to Acquired Technology or (C) any damages related to claims described in this Section 4.4(g) that arose after the seventh anniversary of the Closing Date). The parties agree however, that nothing contained in this Section 4.4(g) shall relieve Buyer of the responsibility for any compensatory damages arising from any final, non-appealable judgment. Following the Closing Date Seller shall have no ongoing obligations with respect to the compensation or benefits accruing after the Closing with respect to any New Hire and Buyer shall have responsibility for such compensation and benefits. Where a lack of certainty may exist as to whether any judgment is an Assumed Obligation or a Non-Assumed Liability, the parties agree that each shall request that a special instruction be given to the fact-finder to eliminate any such uncertainty.

         4.5 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate the parties to any person or entity other than the parties to this Agreement. Assumption by Buyer of any liabilities or obligations of Seller pursuant to this Agreement or any Buyer Closing Document shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies such parties would have against Seller if the Closing were not consummated.

         4.6 Subrogation Rights. Notwithstanding anything in to the contrary herein, Buyer's duty to Seller with respect to the Assumed Obligations shall be conditioned on the terms and conditions of those certain Assumption Agreements, copies of which are attached hereto as Exhibit A and Exhibit B and the terms of which are incorporated by herein reference.

5. CLOSING.

         5.1 Closing Date. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations contemplated hereby (the "Closing") will take place at the offices of Fenwick & West LLP at Two Palo Alto Square, Palo Alto, CA,

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

subject to the last sentence of this Section 5.1, at the earliest practicable date after all of the conditions to closing set forth in this Agreement have been satisfied or waived in writing, or at such other time or date (the "Closing Date"), and at such other place, or by such other means of exchanging documents, as may be agreed to by the parties hereto. It is the parties intent on that the Closing not occur at any time during the last two weeks of any fiscal quarter of Seller.

         5.2 Termination of License Agreement. Immediately effective upon the Closing, the License Agreement, effective April 1, 1995, between Mitel Corp. and Seller, shall terminate and be of no further force or effect. Neither Buyer nor Seller shall be liable to the other for damages of any kind on account of such termination.

6. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to Seller that all of the following statements are true, accurate and correct:

         6.1 Organization, Good Standing and Qualification. Mitel Corp. and Mitel, Inc. are each corporations duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were organized and each corporation has all requisite corporate power and authority to carry on its business as now conducted and to enter into this Agreement and the transactions contemplated hereby and thereby.

         6.2 Authorization. All corporate action on the part of Mitel Corp. and Mitel, Inc., and their respective officers and directors necessary for the authorization, execution and delivery of this Agreement and the Buyer Closing Documents, the performance of all obligations of Buyer hereunder and thereunder, has been taken. This Agreement constitutes, and the Buyer Closing Documents when executed and delivered, will constitute, valid and legally binding obligations of Buyer enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Buyer of this Agreement and each of the Buyer Closing Documents has been duly and validly approved by the Board of Directors of each of Mitel, Inc. and Mitel Corp. No approval of the stockholders of Mitel, Inc. or Mitel Corp. is required to effect the transactions contemplated by this Agreement or the Buyer Closing Documents.

         6.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Buyer is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR").

         6.4 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Buyer that questions the validity of this Agreement or the Buyer

Closing Documents, or the right of Buyer to enter into this Agreement or the Buyer Closing Documents or to consummate the transactions contemplated hereby or thereby.

         6.5 Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement and the Buyer Closing Documents by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not result in a violation or default in any material respect of: (a) any provision of the Buyer's charter documents, or (b) any judgment, order, writ, or decree to which Buyer is a party and that would have a material adverse effect on Buyer. Buyer is not in violation or default in any material respect of any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a material adverse effect on Buyer's business, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Buyer that could reasonably be expected to have a material adverse effect on Buyer.

         6.6 Brokerage and Finder's Fees. Neither Buyer nor any of its subsidiaries has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Seller.

         6.7 Changes in Control. None of Mitel, Inc., Mitel Corp. or any agent or affiliate thereof is in discussions or negotiations with any party concerning a transaction of the kind contemplated by Section 16.6 hereof.

7. REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller hereby represents and warrants to Buyer that, except as set forth in a Schedule of Exceptions to this Agreement (the "Seller Schedule of Exceptions"), all of the following statements are true, accurate and correct.

         7.1 Organization, Good Standing and Qualification; Control of Other Entities. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and use its assets, to carry on its business as now conducted and to enter into this Agreement and the transactions contemplated hereby. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Purchased Assets. Seller does not possess voting control directly or indirectly, over any other corporation, association or business entity, other than subsidiaries that are majority-owned by Seller.

         7.2 Authorization and Validity. All corporate action on the part of Seller, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the Seller Closing Documents, the performance of all obligations of Seller hereunder and thereunder, has been taken or will be taken prior to the Closing. This Agreement has been, and at the Closing, the Seller Closing Documents will be, duly executed and delivered by Seller. This Agreement constitutes, and, upon Seller's execution of each of the Seller Closing Documents, each of the Seller Closing Documents will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Seller of this Agreement and each of the Seller Closing Documents have been duly and validly approved and authorized by the Board of Directors of Seller. No approval of the stockholders of Seller is required to effect the transactions contemplated by this Agreement or the Seller Closing Documents.

         7.3 No Conflict. The execution, delivery and performance of this Agreement and the Seller Closing Documents by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (a) result in a violation or default in any material respect of any provision of Seller's charter documents, (b) result in a violation or default in any material respect of any judgment, order, writ or decree applicable to Seller or, to Seller's knowledge, to any of the Business Assets, (c) constitute a default (or event which with the giving of notice or lapse of time, or both, would become a
breach,   violation  or  default)  under,  or  give  to  others  any  rights  of termination, amendment, acceleration or cancellation of, any of the Acquired Contracts, or (d) result in the creation of any Encumbrance on any of the Business Assets, except where the existence of such Encumbrance would not have a material adverse effect on the CPE Business taken as a whole.

         7.4 Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR Act.

         7.5 Title to and Condition of Purchased Assets; Accounts Receivable; Inventory; Sufficiency of Business Assets.

                  (a) Title and Condition of Purchased Assets. To the knowledge of Seller, Seller owns all the Purchased Assets required to be delivered pursuant to Section 2.1 hereof and has good and marketable title in and to all of such Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and where failure to hold such title would not have a material adverse effect on the CPE Business taken as a whole. To Seller's knowledge, Seller has all necessary rights in the Licensed Assets to grant Buyer the rights described in Section 2.6 above except where failure to possess such rights would not have a material adverse effect on the CPE Business taken as a whole. To the knowledge of Seller, title to all such Purchased Assets is freely transferable from Seller to Buyer free and clear of all Encumbrances (other than Permitted Encumbrances) without obtaining the consent or approval of any person, except where failure to hold such title or the existence of such Encumbrance would not have a material adverse effect on the CPE Business taken as a whole. To the knowledge of Seller, all of the tangible personal property included in the Purchased Assets is in good working condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is presently used, except where failure of such assets to be in such condition would not have a material adverse effect on the CPE Business taken as a whole. The current location of all material tangible Purchased Assets (other than inventory) is set forth in Schedule 7.5. Schedule 7.5 indicates the original cost, depreciation and current book value of each item of Equipment (excluding any reserves associated with such assets).

                  (b) Sufficiency of Business Assets. To Seller's knowledge as of the date hereof, Seller has identified all Required Consents and other contracts to which Seller is a party that are necessary or required to enable Buyer, following the Closing, to conduct and operate the CPE Business substantially as it has been conducted and operated during the most recent 12 months without any material adverse affect to the CPE Business taken as a whole.

         7.6 List of Agreements. As of the date hereof, to Seller's knowledge, true and complete copies of all material agreements pertaining to the CPE Business and to which Seller is a party whether written or oral (collectively, "CPE Agreements") have been made available to Buyer. To the knowledge of Seller except as would not have a material adverse effect on the CPE Business taken as a whole, as of the date hereof, all CPE Agreements are valid, in full force and effect, and enforceable in accordance with their respective terms, and no party has repudiated or claimed a breach of any provision thereof and no breach or default thereunder will result from this Agreement, any of the Seller Closing Documents, or any of the transactions contemplated hereby or thereby. To the knowledge of Seller except as would not have a material adverse effect on the CPE Business taken as a whole, neither Seller nor any other party to any CPE Agreement is in material breach or default in performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or lapse of time or both, would constitute a material breach, default or event of default on the part of Seller or, on the part of any other party, to any Agreement that is continuing unremedied.

         7.7 No Restrictive Agreements. As of the date hereof, to Seller's knowledge, except as would not cause a material adverse effect on the CPE Business taken as a whole, Seller is not a party to, and no Business Asset is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits Seller in any material respect from freely engaging in the CPE Business as now conducted or proposed to be conducted by Seller through the Closing Date or from competing in any material respect in the voice mail and unified messaging applications business anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which Seller may sell, license, market, distribute or support any Business Assets)

         7.8 Litigation. As of the date hereof to Seller's knowledge, except as would not cause a material adverse effect on the CPE Business taken as a whole, there is no claim, action, suit, arbitration, mediation or, to Seller's knowledge, investigation, pending, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that: (i) could reasonably be expected to contest or challenge Seller's authority, right or ability to sell, lease, license or convey any of the Purchased Assets (or any Intellectual Property Right thereto) or the right to any Licensed Assets to Buyer hereunder or otherwise perform

Seller's obligations under this Agreement or any of the Seller Closing Documents; (ii) challenges or contests Seller's right, title or ownership of any of the Purchased Assets (or any Intellectual Property Right thereto) or the
Seller's right to any Licensed Assets (or any Intellectual Property Right thereto) or seeks to impose an Encumbrance on, or a transfer of title or ownership of, any Purchased Asset (or any Intellectual Property Right thereto) or the right to any Licensed Assets (other than sale of inventory by Seller in the ordinary course); (iii) asserts that any Purchased Asset (or any Intellectual Property Rights thereto), or any Licensed Technology (or any Intellectual Property Right thereto) or any other Licensed Asset owned by Seller (or any Intellectual Property Right thereto) or any action taken by any employee, consultant or contractor of Seller, or any other subsidiary of Seller with respect to any Purchased Asset (or any Intellectual Property Rights thereto) or any Licensed Asset (or any Intellectual Property Right thereto), infringes or misappropriates any intellectual property rights of any third party; or (iv) seeks to enjoin, prevent or materially hinder operation of the CPE Business, the sale, license, marketing or distribution of any of the Products or the consummation of any of the transactions contemplated by this Agreement or any of the Seller Closing Documents; or (v) would impair or have an adverse effect on the CPE Business (or any Intellectual Property Rights thereto). As of the date hereof, to Seller's knowledge except as would not have a material adverse effect on the CPE Business taken as a whole, there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator pending or binding against Seller which affect any of the Business Assets or Buyer's ability to hire any Employee.

         7.9. Compliance with Laws. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole, Seller has, in all material respects, complied with and has not received any notices of violation with respect to, any United States or non-U.S., federal, state or local statute, law or regulation (including, but not limited to, environmental and tax laws) applicable to the CPE Business or any of the Purchased Assets, any Licensed Technology (or any Intellectual Property Right thereto) or any other Licensed Asset owned by Seller (or any Intellectual Property Right thereto).

         7.10 Employees.

                  (a) Employee List. Set forth in Schedule 7.10 is a complete and accurate list as of the date hereof all the employees of Seller or subsidiaries of Seller who work exclusively in, or are necessary for the conduct of the CPE Business ("Employees"). Schedule 7.10 also contains a complete and accurate list as of the date hereof of all consultants and contractors currently hired, retained or engaged by Seller or any other subsidiary of Seller to perform any work or services related to the Products and/or the CPE Business (collectively "Consultants" and each individually a "Consultant").

                  (b) Employment and Consulting Agreements. Schedule 7.10 includes a complete and accurate list as of the date hereof of all oral or written employment contracts or agreements with or related to any Employee (if any) known to Seller that are (or will prior to the Closing be) in effect (other than offer letters providing for "at will" employment) and (ii) all consulting or similar agreements known to Seller related to any Consultant that are (or will prior to the Closing be) in effect.

                  (c) No Representation to Employees. To Seller's knowledge, except as would not cause a material adverse affect on the CPE Business taken as a whole, Seller has made no representation to any employee, consultant or contractor of Seller or any other affiliate of Seller that Buyer can or will terminate the employment of its employees only upon certain terms or conditions or only on certain grounds or that such employment is anything other than "at will".

                  (d) No Terminations Planned; No Restrictions. As of the date hereof, Seller has not received any notice, nor, to Seller's knowledge is there any reason to believe, that any executive or key employee necessary for the conduct of the CPE Business without causing a material adverse affect on the CPE Business taken as a whole, has any plans to terminate his or her employment with Seller. To Seller's knowledge, as of the date hereof, no such executive or key employee is subject to any oral or written agreement, or order that impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of Seller prior to the Closing Date and, if such person becomes an employee of Buyer, to the affairs of Buyer after the Closing Date.

         7.11 Customers.  To Seller's knowledge as of the date hereof,  Schedule
7.11 is an accurate and complete list, with respect to CPE Business, of (i) all outstanding product development obligations involving costs to the provider in excess of Fifteen Thousand Dollars ($15,000) individually, (ii) all non-standard support obligations under such Contracts, and all credits granted to, or other adjustments made for, the customer to be applied against future payments or purchases that involve amounts in excess of Fifteen Thousand Dollars ($15,000) individually and (iii) all commitments by Seller to any of its customers which are not embodied in the Contracts (including without limitation any material commitment to repair, replace or upgrade any Acquired Technology or to deliver a new or replacement product) that involve amounts in excess of Fifteen Thousand Dollars ($15,000) individually.

         7.12 Supplier Relationships. As of the date hereof, to Seller's knowledge: Seller has good commercial working relationships with its suppliers for the CPE Business and since July 1, 1997, no supplier accounting for ten percent (10%) or more of Seller's purchases of supplies related to the CPE Business has canceled or otherwise terminated its relationship with Seller, decreased or limited materially its materials made available for supply to Seller from the corresponding period in the prior year, or overtly threatened to take any such action.

         7.13 Product Liability. As of the date hereof to Seller's knowledge, Seller has no liability, debt or obligation (and to Seller's knowledge as of the date hereof there is no basis for any present or future action, suit or governmental proceeding) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Product related to the CPE Business delivered by Seller or any subsidiary of Seller to a Customer of Seller prior to the Closing Date which would have a material adverse effect on the CPE Business taken as a whole. To Seller's knowledge, Seller has used commercially reasonable efforts as of the date hereof to disclose to customers that currently use any of the Products related to the CPE Business of the possibility, the Products may not be capable of fully performing in accordance with their current specifications, documentation and warranties at dates after the Year 2000, and the possible consequences therefrom.

         7.14 Intellectual Property Rights.

                  (a) Ownership. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole, Seller is the sole and exclusive owner of all Intellectual Property Rights in the Business Assets, except for those Intellectual Property Rights identified on Schedule
7.14 as being licensed to Seller by third parties. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole, Seller has taken all customary steps to maintain and protect all Intellectual Property Rights in the Business Assets. Schedule 7.14 discloses all third parties (other than employees of Seller), that have had access to the source code for any of the Business Assets.

                  (b) No Infringement. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole, the Business Assets have not infringed or violated and currently do not infringe or violate upon, misappropriate or otherwise conflict with, any Intellectual Property Rights of any third party and no third party has asserted or threatened to assert against Seller any claim of infringement or misappropriation of any such rights. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole, the transfer of the Business Assets to Buyer will not infringe upon any such rights of any third party. To Seller's knowledge, except as would not have a material adverse effect on the CPE Business taken as a whole: no third party has interfered with, infringed upon, misappropriated, any of the Intellectual Property Rights in the Business Assets.

                  (c) Recorded Intellectual Property Rights and Licenses. To Seller's knowledge, as of the date hereof, Schedule 7.14 identifies: (i) each patent, copyright, mask work, trademark or service mark (or registration thereof) which has been granted or registered and issued to Seller in any jurisdiction, (ii) each pending patent application or application for registration of a copyright, mask work, trademark, service mark or similar right which Seller has made in any jurisdiction. To Seller's knowledge, Seller has made available to Buyer correct and complete copies of all such patents, patent applications, copyrights, mask work registrations and applications, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership of each such item.

                  (d) Product Compliance. The Acquired Technology has been developed to be capable of fully performing in accordance with specifications and functionality set forth in Schedule 7.14 at chronological dates after the Year 2000, without any adverse change or effect, and without the need to modify or alter such software in any respect. To Seller's knowledge, as of the date hereof, Seller's Series 4, 5, and 6 voicemail products as well as Seller's Voice Gateway products are all U.L. approved and compliant with F.C.C. parts 15 and 68, all Canadian Standard Association regulations, and all other similar applicable regulations of the United

States, Canada, and any other country known to Seller into which such products were sold at any time prior to the Closing.

         7.15 Brokerage and Finder's Fees. Neither Seller nor any of its subsidiaries has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Buyer or the Purchased Assets, except for First Analysis Securities Corporation, whose fees and expenses shall be paid by Seller.

         7.16 Disclosure. To Seller's knowledge, there is no fact which can reasonably be expected to have a material adverse effect on the business, condition, affairs, prospects or operations of the CPE Business taken as a whole which has not been set forth in this Agreement, Schedules hereto or the Seller Schedule of Exceptions.

8. COVENANTS OF BUYER.

         8.1 Confidential Information.

                  (a) Seller Confidential Information. For purposes of this Agreement, "Confidential Information" means all copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications, customer lists, customer data, drawings, and other confidential and/or proprietary information. All Confidential Information of Seller disclosed to Buyer in the course of negotiating or performing the transactions contemplated by this Agreement ("Seller Confidential Information") will be held in confidence and not used or disclosed by Buyer until the expiration of five (5) years after the Closing Date, except for Confidential Information that constitutes source code, customer lists or trade secrets which will be held in confidence and not used or disclosed by Buyer in perpetuity. All Seller Confidential Information not included in the Business Assets will be promptly destroyed by Buyer or returned to Seller upon Seller's written request to Buyer; provided, however, that from and after the Closing, Seller Confidential Information shall not include any information or assets included in the Purchased Assets. Buyer's employees, affiliates and stockholders will not be given access to Seller's Confidential Information except on a "need to know" basis. Buyer shall take reasonable precautions to protect the Seller Confidential Information from disclosure, including such measures as Buyer takes with respect to its own confidential information. It is agreed that Seller Confidential Information will not include any information that: (a) Buyer can demonstrate was known to Buyer prior to receipt of such information from Seller; (b) is disclosed to Buyer by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes part of the general public or industry knowledge, other than as a result of a breach of this Agreement by Buyer; or (d) Buyer can demonstrate was independently developed by Buyer without the use of any Seller Confidential Information. The standard of proof for the determination of the existence of the breach of any obligations contained in this Section 8.1 shall be "clear and convincing evidence," and not "preponderance of the evidence."

                  (b) Confidential Information Related to Licensed Assets. From and after the Closing, Buyer will maintain the confidentiality of any Confidential Information included in or relating to the Licensed Assets and Buyer shall take such actions and precautions as it takes to protect its own confidential information, including but not limited to the use of customary non-disclosure agreements, to ensure that such Confidential Information is not disclosed by Buyer's employees, affiliates or stockholders.

         8.2 Transfer Taxes. Buyer shall pay and promptly discharge, and hold Seller harmless from any loss or expense associated with, any value added tax and any documentary transfer tax (including stamp tax) imposed on or levied with respect to the transactions contemplated by this Agreement. Buyer shall promptly pay or reimburse Seller for all sales, use, value added, excise, transfer or other similar tax (other than any taxes based upon Seller's income or capital gains) imposed on Seller with respect to the sale of the Purchased Assets to Buyer under this Agreement for which Seller will not receive a refund or credit, upon receipt of documentation reasonably requested by Buyer. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such taxes.

         8.3 Further Assurances. From and after the Closing Date, Buyer shall promptly execute and deliver such further assignments, endorsements and other documents as Seller may reasonably request for the purpose of effecting the transfer of Seller's title to the Purchased Assets to Mitel, Inc. or Mitel Corp., as the case may be, and/or carrying out the provisions and intent of this Agreement and the Buyer Closing Documents.

         8.4 Cooperation in Connection with Pending Litigation. Until three years following the Closing, Buyer agrees to cooperate in Seller's defense of any litigation pending related to the Non-Assumed Liabilities or other matters as required by law or as otherwise reasonably requested by Seller. Thereafter, Buyer shall cooperate in Seller's defense of any litigation pending related to the Non-Assumed Liabilities or other matters as reasonably requested by Seller. Seller shall reimburse Buyer for all costs and expenses incurred by Buyer in connection with this Section 8.4

         8.5 Covenant Not to Compete. For a period of three (3) years after the Closing Date, neither Buyer nor its majority-controlled subsidiaries shall engage, participate in or finance, directly or indirectly, as owner, partner, agent, joint venturer, consultant, licensor, or in any other capacity whatsoever, carry on, through a corporation, partnership, other business entity, or arrangement or any other medium, in the development, distribution, manufacturing, marketing, licensing or selling of any voice-mail, unified messaging product, or other enhanced service product that is used by direct or indirect customers or potential customers of Seller to resell shared services to other end users anywhere in the world. Buyer expressly acknowledges that it could be extremely difficult to measure the damages that might result from any breach of these covenants, and that any breach of these covenants will result in irreparable injury to the Seller for which money damages could not adequately compensate. If a breach or threatened breach of these covenants occurs, then Seller shall be entitled, in addition to all other rights and remedies that it may have at law or in equity, to seek injunctions enjoining and restraining Buyer and all other persons involved therein from any actual or threatened breach. If Seller must resort to arbitration or litigation to enforce any of these covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such covenant. The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 8.5 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that could not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every political subdivision of each and every country in the world. Notwithstanding anything to the contrary herein, Buyer shall be permitted to manufacture, market, license and sell its GX5000 product (with or without incorporating any of the Business Assets) in the independent telco market; provided, however that any such permitted GX5000 product shall have no more than 3,500 lines. Notwithstanding anything to the contrary herein, in the event Seller requests permission of Buyer to pursue a business opportunity in writing that it believes may breach its obligations set forth in this Section 8.5, Buyer shall promptly, and in any event within three (3) business days of receiving such request, grant or deny in writing such permission in its reasonable discretion. If such request is granted, no Seller action taken to pursue the business opportunity described in the written request shall be deemed to be a breach any of its obligations set forth in this Section 8.5.

         8.6 Covenant Not to Solicit. Except as provided by law, for a period of two (2) years after the Closing Date, Buyer shall not solicit any then employee of Seller to terminate his employment with Seller to become an employee of Buyer (other than through general solicitation or advertisement). Notwithstanding anything to the contrary contained herein, in the event Buyer hires such a then-employee within the two year period after the Closing Date, Buyer shall, within 10 days, pay to Seller an amount equal to twenty percent (20%) of the then-employee's aggregate salary received during the last 12 month period of employment with Seller.

         8.7 Accounts Receivable Holdback Payment. Within ten (10) business days after the six month anniversary of the Closing Date, Buyer shall pay to Seller an amount, if any, equal to the cash received by Buyer for any Accounts Receivable during the period commencing on the Closing Date and ending six months thereafter less the A/R 95% Value.

         8.8 Collection of Seller's Accounts Receivable. For one (1) year after the Closing Date, Buyer shall cooperate in the collection of any accounts receivable that were not included in the Accounts Receivable. Any such amounts collected by Buyer (other than amounts collected from Government Telecommunications, Inc.), less an amount equal to five percent (5%) of any amounts collected which shall be retained by Buyer, shall be forwarded to Seller as promptly as practicable together with a notice setting forth in reasonable detail the nature of the accounts receivable so collected. Buyer shall in no case be obligated to commence, or threaten to commence, adjudication proceedings of any kind to collect any Accounts Receivable.

         8.9 Survival of Covenants.  Each of the covenants set forth in Sections
8.2 through 8.8 shall survive the Closing. The covenant set forth in Section 8.1 shall survive the Closing and shall survive the termination of this Agreement for any reason.

9. COVENANTS OF SELLER.

         Seller covenants and agrees with Buyer as follows:

         9.1 Carry on Business in Normal Manner. From the date of this Agreement to the Closing Date, Seller agrees to use reasonable efforts to protect and preserve the Business Assets free of all Encumbrances (other than Permitted Encumbrances) and to preserve the goodwill of its customers, suppliers and others having business relations with the CPE Business. Without limiting the generality of the foregoing, without Buyer's prior written consent, Seller shall not:

                  (a) engage in any transaction that would have a material adverse effect on the CPE Business taken as a whole;

                  (b) sell, transfer, convey, assign, lease, license or otherwise dispose of any of the Business Assets, or cancel, rescind, waive, release, fail to renew or forgive any material contracts or claims of Seller pertaining to the CPE Business except, in each case, in the ordinary course of Seller's business consistent with Seller's past practices; or

                  (c) mortgage, pledge, subject to a lien, or grant a security interest in, or otherwise encumber, any of the Business Assets.

                  (d) transfer any Key Employee or Required Employee (as each term is defined in Section 10.1 below) (each, an "Employee") to any other division or position of employment within Seller or any other subsidiaries of Seller;

                  (e) terminate the employment of any Employee without the prior written consent of Buyer which shall not be unreasonably withheld;

                  (f) encourage any Employee not to accept any offer of employment by Buyer made pursuant to Article 10 hereof;

                  (g) change the base salaries or bonus programs of any Employee or establish a bonus plan or any new employee benefits for any Employee without Buyer's prior written approval unless such change applies to substantially all of the employees of Seller; or

                  (h) re-locate any material tangible Purchased Assets (other than inventory) from the location(s) shown for such Purchased Assets on Schedule 7.5.

         9.2 Access to Customers and Information. From the date of the Agreement to the Closing Date, Seller will afford to (i) Buyer reasonable access to and the opportunity to meet and interview each Employee for the purpose of negotiating offers of employment contingent upon the consummation of the sale and transfer of the Business Assets to Buyer and the other transactions contemplated hereby and (ii) the representatives of Buyer access to customers of the CPE Business (iii) the representatives of Buyer, including its counsel and auditors, access to all information with respect to the CPE Business (except for attorney-client privileged information and independent accountants working papers) to the end that Seller shall not impede Buyer's efforts to make such a full investigation of customers of the CPE Business, and of the Business Assets in advance of the Closing Date as Buyer shall reasonably desire. In addition, the officers of Seller will confer with representatives of Buyer and will furnish to Buyer, either orally or by means of such records, documents and memoranda as are available or reasonably capable of preparation, such information pertaining to the CPE Business as Buyer may reasonably request, and Seller will furnish to Buyer's auditors all consents and authority that they may reasonably request in connection with any examination of Buyer.

         9.3 Further Assurances. Subject to the terms hereof, from and after the Closing Date, Seller shall promptly execute and deliver to Buyer any and all such further assignments, endorsements and other documents as Buyer may reasonably request for the purpose of effecting the transfer of Seller's title to the Purchased Assets to Mitel, Inc. or Mitel Corp., as the case may be, and/or carrying out the provisions and intent of this Agreement and the Seller Closing Documents. In addition, subject to the terms hereof, from the Closing Date until six (6) months thereafter, Seller shall at Buyer's expense, take all further actions in its power reasonably necessary to ensure that Buyer receives the Business Assets sufficient to conduct and operate the CPE Business as operated by Seller on the Effective Date.

         9.4 Confidential Information.

                  (a) Buyer Confidential Information. Confidential Information of Buyer disclosed to Seller in the course of negotiating or performing the transaction contemplated by this Agreement ("Buyer Confidential Information") will be held in confidence and not used or disclosed by Seller until the expiration of five (5) years after the Closing Date, except for Confidential Information that constitutes source code, customer lists or trade secrets which will be held in confidence and not used or disclosed by Buyer in perpetuity, and will be promptly destroyed by Seller or returned to Buyer upon Buyer's written request to Seller. Seller's employees, affiliates and stockholders will not be given access to Buyer Confidential Information except on a "need to know" basis. Seller shall take reasonable precautions to protect the Buyer Confidential Information from disclosure, including such measures as Seller takes with respect to its own confidential information. It is agreed that, for purposes of this Section 9.4, Confidential Information will not include information that:
(a) Seller can demonstrate was known to Seller prior to receipt of such information from Buyer; (b) is disclosed to Seller by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Buyer; (c) is now, or later becomes part of the general public or industry knowledge, other than as a result of a breach of this Agreement by Seller; or (d) Seller can demonstrate was independently developed by Seller without the use of any Buyer Confidential Information. The standard of proof for the determination the existence of the breach of any obligations contained in this Section 9.4 shall be "clear and convincing evidence," and not "preponderance of the evidence."

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

         (b) Confidential Information Related to Purchased Assets. From and after the Closing, Seller will not retain, use or disclose any Confidential Information included in the Purchased Assets and Seller shall take such actions and precautions as are necessary, including those requested by Buyer (which may include seeking injunctive relief), to ensure that such Confidential Information is not retained, used or disclosed by Seller's employees, affiliates or stockholders.

         (c) Confidential Information Related to Licensed Assets. From and after the Closing, Seller will maintain the confidentiality of any Confidential Information included in or relating to the Licensed Assets and Seller shall take such actions and precautions as it takes to protect its own Confidential Information, including but not limited to the use of customary non-disclosure agreements, to ensure that such Confidential Information is not disclosed by Seller's employees, affiliates or stockholders.

         9.5 Mail and Communications. Following the Closing, Seller will promptly deliver to Buyer the original of any mail or other communication received by Seller pertaining to the CPE Business, a copy of which may be retained by Seller if such communication pertains to any Licensed Assets.

         9.6  Cooperation  in  Litigation.  Subject to the rights  contained  in
Article 13 hereof, in the event of any litigation against Buyer that relates to the CPE Business, Seller agrees to cooperate in Buyer's defense of such litigation as required by law or as otherwise reasonably requested by Buyer, including making Seller's retained employees reasonably available to the extent that doing so would not unduly interfere with Seller's business. Subject to the rights contained in Article 13 hereof, Buyer shall reimburse Seller for all costs and expenses incurred in connection with this Section 9.6.

         9.7 Covenant Not to Compete. For a period of three (3) years after the Closing Date, neither Seller nor its majority-controlled subsidiaries shall engage, participate in or finance, directly or indirectly, as owner, partner, agent, joint venturer, consultant, licensor, or in any other capacity whatsoever, carry on, through a corporation, partnership, other business entity or arrangement or any other medium, in the development, distribution, manufacture, marketing, licensing or selling of customer premises voice-mail and unified messaging products systems that are not intended to solely interoperate with a central office and are either stand-alone and/or interoperable with customer premises equipment (e.g., key systems, hybrid systems, private automatic branch exchanges and/or telephone enabled services) and/or used in computer telephony integration applications resident in customers' or potential customers' premises anywhere in the world. Seller expressly acknowledges that it could be extremely difficult to measure the damages that might result from any breach of these covenants, and that any breach of these covenants will result in irreparable injury to the Buyer for which money damages could not adequately compensate. If a breach or threatened breach of these covenants occurs, then Buyer shall be entitled, in addition to all other right and remedies that it may have at law or in equity, to seek injunctions enjoining and restraining Seller and all other persons involved therein from any actual or threatened breach. If Buyer must resort to arbitration or litigation to enforce any of these covenants that has a fixed term, then such term shall be extended for a period of

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

time equal to the period during which a breach of such covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such covenant. The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 9.7 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that could not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every political subdivision of each and every country in the world. Notwithstanding anything to the contrary herein, in the event Buyer requests permission of Seller to pursue a business opportunity in writing that it believes may breach its obligations set forth in this Section 9.7, Seller shall promptly, and in any event within three (3) business days of receiving such request, grant or deny in writing such permission in its reasonable discretion. If such request is granted, no Buyer action taken to pursue the business opportunity described in the written request shall be deemed to be a breach any of its obligations set forth in this Section 9.7.

         9.8 Covenant Not to Solicit. Except as provided by law, for a period of two (2) years after the Closing Date, Seller shall not solicit any then-employee of Buyer (including any New Hire) to terminate his employment with Buyer to become an employee of Seller (other than through general solicitation or advertising). Notwithstanding anything to the contrary contained herein, in the event Seller hires such a then-employee within the two year period after the Closing Date, Seller shall pay to Buyer an amount equal to twenty percent (20%) of the then-employee's aggregate salary received during the last 12 month period of employment with Buyer.

         9.9 Nonsolicitation of Acquisition Proposals.

                  (a) From and after the date of this Agreement until the termination of this Agreement or the Closing, Seller shall not, and shall use its best efforts to see that its directors do not, and shall not permit its officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Buyer, relating to the acquisition of the CPE Business, the Acquired Technology or the Purchased Assets (or any material portion thereof) (with any such efforts by any such person or persons, including a firm proposal to make such an acquisition to be referred to as an "Acquisition Proposal"), (ii) provide non-public information with respect to Seller, or afford any access to the properties, books or records of Seller, to any person other than Buyer, relating to a possible Acquisition Proposal by any person other than Buyer (other than to generally disclose or describe the provisions of this Section 9.4), (iii) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person, other than by Buyer, (iv) enter into an agreement with any person, other than Buyer, providing for an Acquisition Proposal or (v) accept any Acquisition Proposal. Seller, its directors, officers, employees, representatives, investment bankers, agents and affiliates, shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Seller shall be responsible for any breach of this Section by any of its subsidiaries or affiliated entities and its and their directors, officers, employees, representatives, investment bankers, agents and affiliates.

                  (c) Seller expressly acknowledges that it could be extremely difficult to measure the damages that might result from any breach of the covenants contained in this Section 9.9, and that any breach of these covenants will result in irreparable injury to the Buyer for which money damages could not adequately compensate. If a breach or threatened breach of these covenants occurs, then Buyer shall be entitled, in addition to all other right and remedies that it may have at law or in equity, to seek injunctions, mandatory or otherwise, enjoining and restraining Seller and all other persons involved therein from any actual or threatened breach.

         9.10 Development and Delivery of Versions 5.04c, 6.0d and 6.1b. From and after the date of this Agreement, Seller agrees to use its best efforts to develop and deliver to Buyer software in market ready condition with the specifications and functionality described on Schedule 9.10 under "Version 5.04c," "Version 6.0d" and "Version 6.1b" as soon as practicable but in any event on or before September 30, 1998. To Seller's knowledge, such software will be capable of fully performing in accordance with such specifications and functionality at all chronological dates after the Year 2000, without any adverse change or effect, and without the need to modify or alter such software in any respect. To Seller's knowledge, such software shall be U.L. approved and complaint with F.C.C. parts 15 and 68, all Canadian Standard Association regulations, and all other applicable regulations of the United States, Canada, and any other country known by Seller into which Seller has sold Products prior to the Closing.

         9.11 Access to Certain Hardware. For a period ending six months after the Closing, Seller agrees to use its commercially reasonable efforts to provide Buyer with supplies of the hardware listed on Schedule 9.11 hereto to the extent that Buyer is unable to obtain such hardware from third parties at commercially reasonable terms. Buyer shall provide forecasts of its expected requirements at least thirty (30) days prior to the scheduled delivery date.

         9.12 Bulk Sales. Buyer hereby agrees to waive the requirement, if any, that the Seller comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement.

         9.13 Survival of Covenants. Each of the covenants set forth in Sections
9.3 through 9.12, inclusive (other than Section 9.9), shall survive the Closing. The covenants set forth in Section 9.4 above shall, in addition, survive the termination of this Agreement for any reason.

10. EMPLOYEE MATTERS.

         10.1 Obligation to Offer Employment.

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

                  (a) Key Employees. Schedule 10.1 contains a current list of the five employees of Seller who Buyer deems to be particularly important to the CPE Business (the "Required Employees") and each other employee of Seller whom Buyer desires to employ following the Closing Date (the "Key Employees").

                  (b) Offers of Employment; Releases. Within ten (10) days from the date hereof, Buyer shall contact each Employee at reasonable times and places and shall make offers of employment with Buyer for a position with Buyer substantially similar to those such employee has with Seller on the date hereof. Such offers of employment shall also contain terms and conditions regarding salary, bonus and material employee benefit plans as favorable to each such person as those such Employee has with Seller on the date hereof. Buyer shall also deem the duration of each such person's employment at Seller to be time during which such employee has been employed at Buyer for purposes of employee policies and benefit plans. In each case such offers of employment shall be contingent on consummation of the transactions contemplated by this Agreement. Buyer shall not take any action that would reasonably give rise to a judgment of constructive termination by the Required Employees or Key Employees. Each Required Employee or Key Employee from whom Buyer receives a written acceptance of an offer of employment by Buyer (a "Written Acceptance") shall be hired by Buyer effective as of the next business day following the Closing Date and is hereafter referred to as a "New Hire". Seller hereby consents to the hiring of such New Hires by Buyer and waives, with respect to the employment by Buyer of such New Hires, any claims or rights Seller may have against any such New Hire under any non-competition, confidentiality or employment agreement with respect to the CPE Business, and agrees to pay compensation and benefits for New Hires through the Closing Date in accordance with its then existing policies and obligations. Such offers of employment as may be extended by Buyer to Required Employees and Key Employees who are on a workers' compensation-related or disability leave or a Family Medical Leave Act leave or other statutory leave shall be conditioned upon their return from such leave in accordance with Seller's leave of absence policy. Buyer agrees to use commercially reasonable efforts to obtain the execution of a written release by New Hire of Seller from any liability related to such New Hire's employment with Seller.

                  (c) Employee Compensation. Buyer shall be liable for all expenses, contracts, agreements, commitments, and other liabilities with respect to (i) the employment by Buyer or termination of employment by Buyer or Seller of any Employee, including the employment or termination of a New Hire after the Closing Date; (ii) any claims of discrimination under local, state or federal law, or the termination by Seller of Employees who do not accept employment with Buyer; (iii) any other claims or obligations arising out of the terms and conditions of employment of any person by Buyer whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; (iv) any duties or obligations of Buyer or administrators under any existing or future employee benefit plans or arrangements maintained by Buyer with respect to its employees; or (v) any present or future obligations or liabilities of Buyer to prior, existing or future employees of Buyer.

         10.2 Employment Taxes. Seller shall be responsible for any withholding or employment Taxes with respect to any Employees which accrue or become payable during the

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

period of such Employee's employment or service with Seller or any subsidiary of Seller. Buyer shall be responsible for any taxes which arise out of the termination of an Employee's employment with Seller or any subsidiary of Seller and for filing all United States and non-U.S. federal, state and local employment tax returns with respect to Employees attributable to periods of employment or service with Seller or any affiliate of Seller.

         10.3 Termination of Employment. Seller agrees to comply with the provisions of any United States, or other applicable non-U.S. federal, state or local statute or regulation regarding termination of employment, plant closing or layoffs and to perform all obligations required by Seller with respect to the cessation of any operations of the CPE Business or reductions in workforce or the termination, re-assignment, re-location or change in position of any Employee related thereto prior to, on or after the Closing Date, as a result of such Employee not being offered employment by Buyer in relation to the transactions contemplated herein or otherwise.

         10.4 COBRA and Insurance Coverage. Buyer shall be responsible for any COBRA coverage continuation notices or similar employee benefit type notices required to be provided with respect to any Employees under applicable laws.

         10.5 No Rights Conferred Upon Employees. Nothing in this Article 10 or any other provision of this Agreement shall confer any rights or remedies on any employee (including without limitation any Employee or New Hire) and no employee (including without limitation any Employee or New Hire) shall be a third party beneficiary with respect to any covenant, representation or agreement in this Agreement.

         10.6 Survivability. Each of the agreements and covenants set forth in this Article 10 shall survive the Closing.

11. CONDITIONS TO CLOSING.

         11.1 Good Faith Efforts to Obtain Satisfaction of Conditions. Subject to the other provisions hereof, Seller and Buyer covenant and agree to use their diligent good faith efforts (so long as such efforts are not commercially unreasonable) to obtain the satisfaction of the conditions specified in this Agreement, including obtaining any required third party consents to the assignment of Acquired Contracts and Required Contracts. Notwithstanding anything herein to the contrary, it is the intention of the parties hereto that the Closing not occur at any time during the last two weeks of any fiscal quarter of Seller.

         11.2 Conditions to Buyer's Obligations. The obligations of Buyer hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except that Buyer may expressly waive any or all of the conditions in writing:

                  (a) No Material Adverse Change. There shall have been no material adverse effect in or with respect to the CPE Business taken as a whole and Buyer and Sub will have received a certificate to such effect, dated as of the Closing Date, executed by a duly authorized officer of Seller. For all purposes of this Agreement, impairments to the value of the CPE

Business or the Business Assets resulting from (i) general changes in economic conditions, (ii) conduct of the Buyer or (iii) announcement or pendency of the transactions contemplated by this Agreement or statements, shall not be deemed to constitute a material adverse effect.

                  (b) Compliance. As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date except where such failure will not have a material adverse effect on the CPE Business taken as a whole.

                  (c) Closing Deliveries. Seller shall have delivered, and Buyer shall have received, the deliveries described in Sections 12.3 and 12.4 hereof.

                  (d) Consent and Releases. Seller shall have received all consents and releases from third parties required under the Required Consents listed on Schedule 2.5 or shall have made alternative arrangements acceptable to Buyer, which shall not unreasonably withhold its acceptance.

                  (e) HSR. Any applicable waiting periods under HSR with respect to the transactions contemplated by this Agreement shall have expired. Neither the U.S. Federal Trade Commission nor the Antitrust Division of the U.S. Department of Justice shall have (i) required any party to divest itself of any assets in order to consummate such transactions, or (ii) taken any actions to prohibit the consummation of such transaction.

                  (f) No Litigation. There shall not be an injunction, judgment, order, decree or ruling in effect preventing consummation of the transactions contemplated by this Agreement.

                  (g) Acceptance of Offers. Provided that the Buyer has complied in all material respects with its obligations under Section 10.1(b) hereto, Buyer shall have received written acceptances of offers of employment by Buyer as provided in Section 10.1(b) from (i) the first two (2) individuals listed on
Schedule 10.1, (ii) at least one (1) other Required Employee and (iii) at least sixty-five percent (65%) of the Key Employees to whom Buyer has extended an offer of employment pursuant to Section 10.1(b) hereto.

         11.3 Conditions to Seller's Obligations. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except that Seller may expressly waive any or all of the conditions in writing:

                  (a) Compliance. As of the Closing Date, Buyer shall have complied in all material respects with, and shall have fully performed, the terms, conditions, covenants and obligations of this Agreement imposed on Buyer to be performed or complied with by Buyer at, or prior to, the Closing Date.

                  (b) Closing Deliveries. Buyer shall have delivered, and Seller and shall have received, the deliveries described in Sections 12.3 and 12.4 hereof.

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

                  (c) HSR. Any applicable waiting periods under HSR with respect to the transactions contemplated by this Agreement shall have expired. Neither the U.S. Federal Trade Commission nor the Antitrust Division of the U.S. Department of Justice shall have (i) required any party to divest itself of any assets in order to consummate such transactions, or (ii) taken any actions to prohibit the consummation of such transaction.

                  (d) No Litigation. There shall not be an injunction, judgment, order, decree, or ruling in effect preventing or delaying consummation of any of the transactions contemplated by this Agreement.

                  (e) Consent and Releases. Buyer shall have received all consents and releases from third parties required to be obtained to consummate the transactions contemplated hereby or shall have made alternative arrangements acceptable to Seller, which shall not unreasonably withhold its acceptance.

12. CLOSING OBLIGATIONS.

         12.1 Buyer Closing Documents. At the Closing, Mitel Corp. or Mitel, Inc., as appropriate, shall cause to be delivered to Seller the following documents (the "Buyer Closing Documents") signed by an authorized officer of the applicable entity:

                  (a)  Assumption  Agreements.   The  Assumption  Agreements  in
substantially the form attached hereto as Exhibit A and Exhibit B, respectively (the "Assumption Agreements");

                  (b)  Officer's   Certificate.   A  certificate  signed  by  an
authorized executive officer of each of Mitel Corp. and Mitel, Inc., to the effect that the representations and warranties of such entity made in this Agreement are true and correct as of the Closing Date , in each case except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and that such entity has fully performed in all material respects all of its pre-closing commitments hereunder;

                  (c) Board Resolutions. A certified copy of the resolutions of the board of directors of each of Mitel Corp. and Mitel, Inc. authorizing the execution and delivery by such entity of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (d)   Sublease   Agreements.   The  sublease   agreements   in
substantially the form attached hereto as Exhibit C (the "Sublease Agreement").

         12.2 Other Buyer Closing Deliveries. At the Closing, in addition to the Buyer Closing Documents, Mitel Corp., Mitel, Inc. or Buyer, as appropriate, shall cause to be delivered to Seller the following:

                  (a) Cash. The Closing Cash Payment;

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

                  (b) Good Standing Certificates. Good standing certificates for Mitel Corp., Mitel, Inc. and Buyer from their respective jurisdictions of incorporation;

                  (c)  Cohabitation   Agreement.   The  Cohabitation   Agreement
substantially in the form attached as Exhibit D hereto (the "Cohabitation Agreement");

                  (d) Amendment to Distribution Agreement. The Amendment to that certain Mitel Corporation Distribution Agreement, effective April 1, 1995, substantially in the form attached as Exhibit E hereto (the "Distribution Agreement Amendment"); and

                  (e) Legal Opinion. A written opinions of Fenwick & West, Des Burne, inside counsel of Mitel Corp., and Ed Silberhorn, inside counsel to Mitel, Inc., addressed to Seller and dated the Closing Date in substantially the form attached as Exhibit F, Exhibit G and Exhibit H, respectively, hereto.

         12.3 Seller Closing Documents. At the Closing, Seller shall cause to be delivered to Mitel Corp. or Mitel, Inc., as appropriate, the following documents (the "Seller Closing Documents") signed by an authorized officer of Seller on behalf of Seller:

                  (a) Assignment Agreements. Assignment Agreements in the form of Exhibit I and Exhibit J attached hereto;

                  (b) Assumption Agreements. The Assumption Agreements;

                  (c) Officer's Certificate. A certificate signed by an authorized executive officer of Seller, to the effect that the representatives and warranties of Seller made in this Agreement are true and correct as of the Closing Date except as would not cause a material adverse effect on the CPE Business taken as a whole in each case except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as would not cause a material adverse effect on the CPE Business taken as a whole as of such particular date) and that Seller has fully performed in all material respects all of its pre-closing commitments hereunder;

                  (d) Board Resolutions. A certified copy of the resolutions of the board of directors of Seller authorizing the execution and delivery by Seller of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (e) Sublease Agreements. The Sublease Agreements.

                  (f) Cohabitation Agreement. The Cohabitation Agreement.

                  (g)  Distribution   Agreement   Amendment.   The  Distribution
Agreement Amendment.

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

         12.4 Other Seller Closing Deliveries. At the Closing, in addition to the Seller Closing Documents, Seller shall deliver or cause to be delivered to Mitel Corp., Mitel, Inc.. or Buyer, as appropriate, the following:

                  (a) Purchased Assets. The Purchased Assets;

                  (b) Accounts Receivable and Inventory. A certificate setting forth (i) the Accounts Receivable outstanding at the Closing Date that, as mutually agreed upon by Buyer and Seller, includes no Accounts Receivable that have payment or any other terms that were agreed to between the date of this Agreement and the Closing Date and that are outside the terms customarily extended by the Seller prior to the date of this Agreement identifying the name, address, phone number and contact person of the customer, the amount of the outstanding balance and the date since the amount has been outstanding and (ii) a list of the number of each class of Inventory, the location thereof and the book value thereof. The particular units of such classes of product or components set forth in such certificate and which shall constitute "Inventory" shall be selected in good faith by Seller and Buyer. The Inventory in the certificate described in the preceding sentence will be prepared in a manner consistent with Seller's past practice, in accordance with Seller's business and accounting records, and in accordance with GAAP.

                  (c) Good Standing Certificates. Good standing certificates for Seller from the Secretaries of State and taxing authorities of the States of Delaware and California;

                  (d) Consents. All Required Consents; and

                  (e) Legal Opinion. A written opinions of Wilson Sonsini Goodrich & Rosati, Fish & Richardson and Flehr, Hohbach, Test, Albritton & Herbert addressed to Buyer and dated the Closing Date in substantially the form attached as Exhibit K, Exhibit L and Exhibit M, respectively, hereto.

13. SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

         13.1 Survival of Representations and Warranties. All representations and warranties made by Seller herein, or in any certificate, schedule or exhibit delivered pursuant hereto other than those set forth in Sections 7.1, 7.2, 7.3 or 7.5 hereof, shall terminate at the Closing. All representations and warranties made by Seller pursuant to Section 7.1, 7.2, 7.3 or 7.5 hereof shall survive the Closing for a period of 180 days (at which point they shall terminate). All representations and warranties made by Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto shall survive the Closing for a period of three years.

         13.2 Indemnified Losses. For the purpose of this Agreement, "Loss" shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee or penalty including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto.

         13.3 Indemnification by Seller. Subject to the provisions and limitations set forth in this Section 13, Seller agrees to defend, indemnify and hold harmless Buyer, any parent or subsidiary of Buyer and any director, officer or employee of Buyer or of any parent or subsidiary of Buyer (collectively the "Buyer Indemnitees") from and against any Loss which arises out of or results from:

                  (a) any breach of any covenant of Seller made herein or in the Seller Closing Documents;

                  (b) any inaccuracy or untruth of any representation or warranty of Seller made in Sections 7.1, 7.2, 7.3 or 7.5 hereof or in the Seller Closing Documents;

                  (c) the Non-Assumed Liabilities;

                  (d) any demand, claim, debt, suit, cause of action or proceeding made or asserted by a stockholder, creditor, receiver, or trustee in bankruptcy of Seller asserting that the transfer of the Purchased Assets to Buyer hereunder constitutes a bulk sale, bulk transfer, fraudulent conveyance, fraudulent transfer, or constitutes a preference under any applicable state or federal law, including but not limited to the United States Bankruptcy Code;

provided, however, that nothing in this Section 13 shall impose on Seller any duty to indemnify Buyer Indemnitees for any Loss arising or resulting from the Assumed Obligations.

         13.4 Indemnification by Buyer. Subject to the provisions and limitations set forth in this Section 13, Buyer agrees to defend, indemnify and hold harmless Seller, any parent or subsidiary of Seller and any director, officer or employee of Seller or of any parent, subsidiary or affiliate of Seller (collectively, the "Seller Indemnitees") from and against and in respect of any Loss which arises out of or results from:

                  (a) any breach by Buyer of any covenant made herein or in any Buyer Closing Documents;

                  (b) any inaccuracy or untruth of any representation or warranty of Buyer made herein or in the Buyer Closing Documents;

                  (c) the Assumed Obligations; or

                  (d) Buyer's distribution, after the Closing, of the Products, except to the extent the Loss arises out of Section 13.3 hereto;

provided however, that nothing in this Section 13 shall impose on Buyer any duty to indemnify Seller Indemnities for any Loss arising or resulting from the Non-Assumed Liabilities.

         13.5 Procedures for Indemnification. If any action, suit or proceeding shall be commenced by a third party against, or any claim or demand be asserted against, Seller or Buyer, as the case may be, in respect of which Seller or Buyer is entitled to demand indemnification under Section 13 of this Agreement, then, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") in writing to that effect and with reasonable particularity. The failure of the Indemnitee to notify the Indemnitor within a reasonable time of the commencement of such action or such claim or demand shall relieve the Indemnitor of its obligations pursuant to this Section 13 only to the extent that such failure is prejudicial to the Indemnitor's ability to favorably settle or defend such action, claim or demand. The Indemnitor shall have, subject to the following sentence, the right to assume the control of the defense, compromise or settlement of such action, suit, proceeding or claim, including the selection of counsel, subject to the right of the Indemnitee to participate (at its own expense and with counsel of its choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand, and in connection therewith the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand (or concede any matter related to the determination of whether a loss arises or relates to an Assumed Obligation or a Non-Assumed Liability) without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed; provided, however, that for any dispute for which uncertainty exists as to whether a Loss will be an Assumed Obligation or a Non-Assumed Liability (other than disputes between Buyer and Seller), Indemnitee shall have the right to approve of Buyer's counsel, which approval shall not unreasonably be withheld. So long as the Indemnitor is defending, in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such action, suit, proceeding, claim or demand (or concede any matter related to the determination of whether a loss arises or relates to an Assumed Obligation or a Non-Assumed Liability) without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required for contesting any such third party claim or demand. If the Indemnitor shall (a) fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, or (b) if there is an inherent conflict between the legal or factual positions of Indemnitor and Indemnitee, then the Indemnitee may defend, through counsel of its own choosing (at Indemnitee's own expense), such action, suit, proceeding, claim or demand and in the case of clause (a) of this sentence (so long as Indemnitee gives the Indemnitor at least ten (10) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor reasonably objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such Losses. Notwithstanding anything to the contrary herein, for any dispute for which uncertainty exists as to whether a Loss will be an Assumed Obligation or a Non-Assumed Liability (other than disputes between Buyer and Seller), Buyer shall pay for fifty percent (50%) of Seller's reasonable attorney's fees and other legal costs and expenses.

         13.6 Period for Making Claims. A claim for  indemnification  under this
Section 13:

                  (a) must be brought, if at all, at any time within six (6) months after the Closing Date, with respect to any claim or claims for indemnification under Section 13.3(b); and

                  (b) may be brought at any time within any applicable statute of limitations with respect to any claim or claims for indemnification under the provisions of this Section 13 other than Sections 13.3(b).

         13.7 Exclusion. The limitations set forth in Section 13.6 shall not apply to any claim for indemnification based on this Section 13 which arises out of or results from the fraud or willful misconduct of Buyer or Seller.

14. TERMINATION.

         14.1 Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties hereto. In such event, Buyer shall have no further obligation or liability to Seller and Seller shall have no further obligation or liability to Seller.

         14.2 Termination by Reason of Breach. This Agreement may be terminated by any party if any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the other party or the failure by the other party to perform any condition or obligation hereunder of such severity as would excuse the non-breaching party's obligation to close under Section 11, and such breach or failure is not remedied within fifteen (15) days after delivery of written notice thereof to the breaching party.

         14.3 Closing Date. Unless otherwise specifically agreed to in writing by the parties hereto, this Agreement may be terminated by either Seller or Buyer, if the Closing shall not have occurred prior to August 12, 1998; provided, however, that the right to terminate this Agreement under this Section
14.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

         14.4 Illegality. This Agreement may be terminated by any party hereto if a governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action is final and nonappealable.

15. ARBITRATION.

         15.1 Arbitration. Except for the parties rights to seek injunctive relief under Sections 8.5, 9.7 and 9.9 any dispute hereunder ("Dispute") shall be settled by means of the procedures set forth in this Section 15. Each party shall give notice to the other party of any Dispute. Promptly upon delivery of such notice, a designated senior officer for each of Buyer and Seller (which representative may be changed by a party by means of a notice delivered to the other party) shall meet and attempt in good faith to resolve the Dispute on a mutually satisfactory basis. If such parties are unable to resolve the Dispute within 60 days after delivery of the notice of a Dispute, then the Dispute shall be settled by arbitration in San Jose, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that could be available in any judicial proceeding instituted to resolve a Dispute. The parties shall use their best efforts to select an arbitrator within 30 days and to resolve the Dispute within 60 days.

         15.2 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

         15.3 Selection of Arbitrator. In the absence of agreement by the parties, the American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with contract law; provided, however, that such lawyers cannot work for a firm then performing services for any party hereto.

                  (a) Payment of Costs. Seller and Buyer will each pay fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations.

                  (b) Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                  (c) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  (d) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                  (e)  Exclusive  Remedy.   Except  as  specifically   otherwise
provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

16. MISCELLANEOUS.

         16.1 Announcements; Publicity. As soon as possible after the Effective Date, Seller and Buyer shall issue a joint press release acceptable to both with respect to the transactions contemplated by this Agreement. Without the prior written consent of the other, which consent shall not be unreasonably withheld, prior to the Closing, neither Seller nor Buyer shall make any other public announcement regarding the transactions; and with respect to any announcement that any of the parties is required by the Securities Act or regulations thereunder, the Ontario Securities Act, the Toronto Stock Exchange, the Nasdaq Stock Market, or the New York Stock Exchange to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the timing and content of, the announcement with the other party before issuing the announcement.

         16.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall bear its own expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

         16.3 Notices. Any notice required or permitted to be given under this Agreement shall be deemed given if in writing and personally delivered or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier, fees prepaid, and addressed as follows:

                  (a)      If to Seller:

                           Centigram Communications Corporation
                           91 East Tasman Drive
                           San Jose, CA 95134
                           Attention:  President
                           Telephone:       (408) 944-0250
                           Facsimile:       (408) 428-3511

                           With a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94306
                           Attention:       Steve Bochner
                           Telephone:       (650) 493-9300
                           Facsimile:       (650) 493-6811

                  (b)      If to Buyer, to each of:

                           Mitel, Inc.

                           205 Van Buren Street, Suite 400
                           Herndon, VA 20170
                           Attention: Law Department
                           Telephone: 703-318-7020
                           Facsimile: 703-904-0569

                           Mitel Corp. 350 Legget Drive
                           P.O. Box 13089
                           Kanata, Ontario, Canada K2K 1X3
                           Attention: Law Department
                           Telephone: (613) 592-2122
                           Facsimile: (613) 591-2301

                           With a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention: Kevin Kelso
                           Telephone: (650) 494-0600
                           Facsimile: (650) 857-0361

         16.4 Entire Agreement; Captions. This Agreement, the Exhibits and Schedules hereto (which are incorporated herein by reference) and the agreements to be executed and delivered in connection herewith on the date hereof or on the Closing Date, together constitute the entire agreement and understanding between the parties and there are no other agreements or commitments with respect to the transactions contemplated herein. This Agreement supersedes any term sheet, prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         16.5 Amendment; Waiver. Any term or provision of this Agreement may be amended only by a writing signed by Seller and Buyer. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

         16.6 Transfer of Control. In the event that a party hereto shall (a) sell all or substantially all of its assets or (b) shall merge or consolidate with any corporation and shall not be the surviving corporation in such transaction, then, in the event of clause (a) hereto, the purchase of such assets, and in the event of clause (b) hereto, the surviving corporation in such transaction shall assume the obligations of such party pursuant to Sections 2.6, 8, 9 and 13 hereto.

         16.7 Assignment; Joint and Several Buyer Liability. This Agreement may not be assigned by any party hereto without the prior written consent of each other party; except as set forth in Section 2.6 hereof and except that, subject to the last sentence of this Section 16.7, Buyer may assign in whole or in part this Agreement (and/or all related agreements) to one or more parent, subsidiary or affiliate entities, or Buyer or Seller may assign this Agreement by operation of law or in connection with any merger, consolidation or sale of all or substantially all such entity's assets, and Seller may, prior to the Closing, designate an entity controlled by or under common control with Seller to be the recipient of the consideration to be delivered to Seller under Section 3.1 hereof. Notwithstanding anything herein to the contrary or any assignment permitted under Section 2.1(iii), Section 4.2, this Section 16.7, or otherwise, each of Mitel, Inc. and Mitel Corp. shall be jointly and severally liable for all obligations of Buyer herein.

         16.8 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

         16.9 Benefit and Burden. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

         16.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that could make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

         16.11 Severability. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

         16.12 Attorneys' Fees. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed in amount by the court or the arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

         16.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring of disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such party, has actual knowledge of such matter.

         16.14 Execution. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, and this Agreement may be executed and delivered by facsimile.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized representatives as of the date first set forth above.

SELLER:

CENTIGRAM COMMUNICATIONS CORPORATION


Signature: /s/ Robert L. Puette
           ------------------------

Name:          Robert L. Puette
      -----------------------------

Title:        President & CEO
      -----------------------------

BUYER:

MITEL, INC.

Signature: /s/ Jean-Jacques Carrier
           ------------------------

Name:          Jean-Jacques Carrier
      -----------------------------

Title:          Treasurer
      -----------------------------


MITEL CORPORATION


Signature: /s/ John B. Millard
           ------------------------

Name:          John B. Millard
      -----------------------------

Title:         President & CEO
      -----------------------------


          [SIGNATURE PAGE TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS]

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